SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 14, 2003
(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 235-5500

Item 5. Other Events.

     On November 14, 2003, Terayon Communication Systems, Inc. announced it withdrew its previously announced public offering of 10,800,000 shares of common stock under its shelf registration statement.

Item 7. Exhibits.

99.1	Press Release, dated as of November 14, 2003, entitled Terayon Withdraws Equity Offering.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

By:	/s/ Zaki Rakib

Zaki Rakib Chief Executive Officer

Date: November 19, 2002

INDEX OF EXHIBITS

99.1	Press Release, dated as of November 14, 2003, entitled Terayon Withdraws Equity Offering.